Exhibit 99.3

PROCAP BTC LLC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “ProCap” or “its” refer to ProCap BTC LLC, a Delaware limited liability company.

The following discussion and analysis of the financial condition and results of operations of ProCap includes information that ProCap’s management believes is relevant to an assessment and understanding of ProCap’s results of operations and financial condition. You should read the following discussion and analysis of ProCap’s financial condition and results of operations together with the “Summary Historical Financial Information of ProCap” section of this proxy statement/prospectus and ProCap’s audited financial statements for the period from June 10, 2025 (inception) through September 30, 2025, and, together with the respective notes thereto, included elsewhere in this proxy statement/prospectus. This discussion and analysis should also be read together with the unaudited pro forma financial information as of September 30, 2025 in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”. This discussion contains forward-looking statements reflecting current plans, beliefs, estimates and assumptions concerning events and financial trends that may affect future operating results or financial position, which involve numerous risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including, but not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.

Overview

ProCap was incorporated on June 10, 2025, as a Delaware limited liability company. ProCap’s material assets consist solely of approximately 4,951 Bitcoin as of the date of this proxy statement/prospectus. Prior to the consummation of the Business Combination, the sole member of the board of managers is Anthony Pompliano and the sole common unitholder of ProCap is Inflection Points, Inc., d/b/a/Professional Capital Management (“Professional Capital Management”).

Services Agreement and Common Unit Issuance

Professional Capital Management and ProCap entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”) on June 23, 2025 (the “Execution Date”). Pursuant to the Services Agreement, Professional Capital Management agreed to provide certain services to ProCap, with the services provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Execution Date and will automatically renew for a subsequent one (1) year terms, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration for the services and work performed under the Services Agreement, ProCap issued an aggregate of 10,000,000 common units of ProCap (the “Common Units”) to Professional Capital Management (the “Common Unitholder”).

Preferred Equity Investment

On the Execution Date and in connection with the Business Combination Agreement (as defined below), certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBs”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors”, as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Procap Financial, Inc., a Delaware corporation (“Pubco”), and ProCap pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment”). Additionally, each Preferred Equity Investor executed a joinder agreement to that certain Limited Liability Company Operating Agreement of ProCap, dated as of June 22, 2025, by and among ProCap and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Investor accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of ProCap (each a “Preferred Unitholder”, and together with the Common Unitholder, the “ProCap Holders”).

ProCap used all of the proceeds from the Preferred Equity Investment to purchase Bitcoin (the “Purchased Bitcoin”), and such Purchased Bitcoin is held in custody account in accordance with a custody agreement by and between ProCap and Anchorage Digital Bank, N.A., as custodian (“Anchorage”), until the Closing, upon which time it will be contributed to Pubco. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, ProCap agreed to use commercially reasonable efforts to cause Pubco to register the offer and sale of Pubco Stock, into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, Pubco agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, Pubco will file with the SEC (at Pubco’s sole cost and expense) a registration statement registering the offer and resale of such Pubco Stock (the “Resale Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Recent Developments

Business Combination Agreement

On the Execution Date, CCCM, Pubco, Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), ProCap and Professional Capital Management, entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment, and other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger will automatically be cancelled in exchange for the right to receive substantially equivalent securities of Pubco, and (y) Company Merger Sub will merge with and into ProCap, with ProCap continuing as the surviving entity (the “Company Merger”, and together with SPAC Merger, the “Mergers”), and with the members of ProCap (the “ProCap Holders”) receiving, in exchange for their ProCap Units, shares of common stock, par value $0.0001 per share, of Pubco (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business Combination, CCCM and ProCap will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

As consideration for the Company Merger, Professional Capital Management, which is the holder of all of the Common Units, will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, the Preferred Unit Holder will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate - New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, Pubco, CCCM, ProCap and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a “Control Person” of ProCap or Pubco, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Voting Agreement

In connection with the execution and delivery of the Business Combination Agreement, CCCM, ProCap and Professional Capital Management have entered into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which, as promptly as reasonably practicable, and in any event within two (2) business days following the date on which the Registration Statement is declared effective under the Securities Act, Professional Capital Management shall duly execute and deliver a written consent pursuant to which Professional Capital Management shall approve (i) the Business Combination Agreement, the Ancillary Documents to which ProCap is a party and the Proposed Transactions, (ii) any amendments to the organizational documents of ProCap, to the extent required or advisable in connection with the Proposed Transactions, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which ProCap is a party, and the Proposed Transactions.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Inflection Points, an entity under common control, and the Company entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to ProCap Financial. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC. Payment for all or part of the Work shall not constitute acceptance. Service Provider may not increase the mutually agreed fee or rate without ProCap BTC’s prior written approval. As of September 30, 2025, theses shares have been issued and are outstanding (see Note 7). These shares were recorded at faire value at date of issuance, which was reported at $0 on the statement of changes in members’ equity.

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, ProCap Financial and the Company, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of the Company (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”). Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

As described above, all of the proceeds from the Preferred Equity Investment were used by the Company to the Purchased Bitcoin, which Purchased Bitcoin is held in a custodial account until the Closing, upon which it will be contributed to ProCap Financial. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin, or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, the Company agreed to use commercially reasonable efforts to cause ProCap Financial to register the Pubco Stock into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, ProCap Financial agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, ProCap Financial will file with the SEC (at ProCap Financial’s sole cost and expense) a registration statement registering the resale of such Pubco Common Stock (the “Resale Registration Statement”), and ProCap Financial shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with ProCap, Pubco and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by Pubco (“Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing will be funded and contingent upon the Closing.

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be two (2) times collateralized by cash, cash equivalents and certain Bitcoin assets of Pubco. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by Pubco for purposes of acquiring additional Bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, Pubco and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). Pubco and CCCM may elect to exercise the Upsize Option one time prior to the Closing. If Pubco and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion of the Upsize Notes. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors as of the Execution Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

Results of Operations

The following table sets forth a summary of ProCap’s results of operations. This information should be read together with ProCap’s financial statements and related notes.

For the period June 10, 2025 (inception) through September 30, 2025
Revenue	$77,000

Operating expenses
Change in fair value of digital assets	(48,904,018)
General and administrative	4,333,208
Income from operations	44,647,810

Other income:
Change in fair value of conversion feature	55,782,000
Other income , net	55,782,000

Net income	$100,429,810

Gain on fair value of digital assets

In accordance with, ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. Changes in fair value are recognized in Gain (loss) on fair value of digital assets. For the period from June 10, 2025 (inception) through September 30, 2025, there was a gain on the change in fair value of digital assets of $48,904,018.

General and Administrative Expenses

General and administrative expenses consist of costs, such as professional fees, and bank fees. For the period from June 10, 2025 (inception) through September 30, 2025, there was $4,333,208 of general and administrative expenses.

Change in fair value of conversion feature

In accordance with ASC 815, Derivatives and Hedging (“ASC 815”), the conversion feature was recorded at fair value upon entering into the LLC Agreement and is subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized in Change in fair value of conversion feature. For the period from June 10, 2025 (inception) through September 30, 2025, there was a change in fair value of conversion feature of $55,782,000.

Liquidity and Capital Resources

For the period from June 10, 2025 (inception) through September 30, 2025, ProCap has generated revenue of $77,000 and have reported a net income of $100,429,810. As of September 30, 2025, ProCap had no cash on hand and a net working capital deficit of $4,264,223.

On June 30, 2025, the Company entered into a promissory note (the “Promissory Note”) with Inflection Points, an entity under common control, for a principal sum of up to $1,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the Company consummates the business combination. On July 11, 2025, the Company entered into an amended and restated promissory note, to ensure the Company and Pubco are listed as recipients of the funds. On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026, as described in Note 8. As of September 30, 2025, the outstanding balance of the Promissory Note is $723,192.

ProCap assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. ProCap’s expected primary uses of cash on a short and long-term basis are for working capital requirements, Bitcoin acquisitions, and other liquidity needs. ProCap’s management expects that future operating losses and negative operating cash flows may increase from current levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

ProCap’s future capital requirements will depend on many factors, including the timing of the consummation of the Business Combination. In order to finance these opportunities, ProCap may need to raise additional financing. Until such time, if ever, that ProCap can generate revenue sufficient to achieve profitability, ProCap intends to raise such capital through issuances of additional Common Units or Preferred Units and/or the issuance of debt. To the extent that Pubco raises additional capital through the sale of equity or convertible debt securities, the ownership interests of ProCap Holders will be diluted, and the terms of these securities may include liquidation or other preferences for which ProCap may need to obtain the consent of the ProCap Holders prior to issuance. If additional financing is required from outside sources, ProCap may not be able to raise such capital on terms acceptable to it or at all. If ProCap is unable to raise additional capital when desired, its business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with ProCap’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, ProCap’s management has determined that ProCap’s liquidity condition raises substantial doubt about its ability to continue as a going concern through twelve months from the date these financial statements are available to be issued.

Cash Flows for the period from June 10, 2025 (inception) through September 30, 2025

The following table summarizes ProCap’s cash flows from operating, investing and financing activities for period from June 10, 2025 (inception) through September 30, 2025:

For the period June 10, 2025 (inception) through September 30, 2025
Net cash in operating activities	$(703,492)
Net cash used in investing activities	$(476,008,122)
Net cash provided by financing activities	$476,711,614

Cash Flows Used in Operating Activities

Net cash used in operating activities for the period from June 10, 2025 (inception) through September 30, 2025 was $703,492.

Cash Flows Used in Investing Activities

Net cash used in investing activities for the period from June 10, 2025 (inception) through September 30, 2025, was $476,008,122. This relates to the purchase of Bitcoin.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities for the period from June 10, 2025 (inception) through September 30, 2025, was $476,711,614. This relates primarily to the proceeds from the Preferred Equity Investment.

Critical Accounting Policies and Estimates

General

ProCap’s financial statements and the accompanying notes thereto included elsewhere in this proxy statement/prospectus are prepared in accordance with U.S. GAAP. The preparation of ProCap’s financial statements and related notes requires ProCap to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. ProCap has based its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. ProCap’s chief executive officer and board of managers have reviewed the development, selection and disclosure of these estimates. ProCap is subject to uncertainties such as the impact of future events, economic and political factors, and changes in its business environment; therefore actual results could differ significantly from these estimates under different assumptions or conditions. To the extent that there are differences between ProCap’s estimates and actual results, its future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. ProCap believes the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of its financial statements. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with ProCap’s financial statements and related notes and other disclosures included in this report.

Fair Value Measurement

ProCap’s financial assets and liabilities are accounted for in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1- Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2- Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3-Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on ProCap’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or a liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Digital Assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, ProCap utilizes the price as of midnight UTC time. Changes in fair value are recognized in Gain (loss) on fair value of digital assets, in Operating income (loss) on the Statement of Operations. When ProCap sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item Gains (loss) on fair value of digital assets.

Currently, ProCap’s strategic treasury policy is to retain all Bitcoin it acquires to increase its Bitcoin holdings. As a result of its intent to retain its Bitcoin, ProCap classifies its digital assets held as a non-current asset on its Balance Sheet.

Derivative Liability

ProCap evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives per ASC 815, Derivatives and Hedging (“ASC 815”). The preferred units contain certain features that meet the definition of an embedded derivative requiring bifurcation as a separate compound financial instrument (the “Derivative Liability”). The Derivative Liability was recorded at fair value upon entering into the ProCap LLC Agreement and is to be subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized Change in fair value of derivative liability in the statements of operations. The conversion feature was initially valued and is remeasured using Black-Scholes pricing model. The Black-Scholes model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share, the exercise price of the option, and the estimated volatility of the value of the share over the life of the option. For details regarding the fair value, see “Fair Value Measurements” described in Note 6 of ProCap’s financial statements included elsewhere in this proxy statement/prospectus.

Off-Balance Sheet Arrangements

Other than as otherwise described in this proxy statement/prospectus, ProCap does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on its financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” described in Note 3 of ProCap’s financial statements included elsewhere in this proxy statement/prospectus.

Emerging Growth Company Status

ProCap is an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS”) Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. ProCap has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk

Macroeconomic Trends Impacting ProCap’s Market

The following macroeconomic factors as they relate to Bitcoin specifically impact ProCap’s business:

●	Awareness: The perception of Bitcoin as a legitimate and secure asset class and technology by the general public plays a crucial role. The pace and effectiveness of continued education and awareness will impact adoption rates.

●	Regulation: The global regulatory landscape for Bitcoin, including clarity around legal status, accounting and tax treatment, and other compliance requirements will significantly impact its growth. Favorable regulations can encourage adoption, while restrictive measures can hinder it.

●	Institutional Adoption: Increased participation by institutional investors, including hedge funds, mutual funds, corporations, and nation states can drive market confidence and liquidity, supporting continued growth.

●	Political environment: Bitcoin has entered the political conversation in the United States and abroad. As a global leader in innovation and new technologies, ProCap anticipates that the United States political environment will become increasingly favorable for the Bitcoin industry.

●	Monetary Policy: Central bank monetary policies, especially those related to interest rates and monetary supply, can influence Bitcoin adoption. Low-interest rates and expansive monetary policies that lead to currency debasement often lead to a search for alternative investments like Bitcoin.

●	Technological innovation: Advances in blockchain technology, improvements in scalability (e.g., Lightning Network), and enhanced security protocols can increase Bitcoin adoption and integration into various financial systems.

Bitcoin Market Price Risk

ProCap’s Bitcoin treasury assets are measured using observed prices from active exchanges that could result in volatility in its financial results in future periods. Adjustments are recorded in net income through “gain (loss) on digital assets” on the statements of operations. Therefore, negative swings in the market price of Bitcoin could have a material impact on ProCap’s earnings and on the carrying value of ProCap’s digital assets.

Custodian Risk

ProCap’s Bitcoin assets are held with third-party custodians, initially Anchorage, which ProCap select based on various factors, including their financial strength and industry reputation. Custodian risk refers to the potential loss, theft, or misappropriation of ProCap’s Bitcoin assets due to operational failures, cybersecurity breaches, or financial difficulties experienced by these third parties. Although ProCap periodically monitors the financial health, insurance coverage, and security measures of its custodians, reliance on such third parties inherently exposes ProCap to risks that it cannot fully mitigate.